UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 15, 2011

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, Robert M. Ling, Jr. was named President of Unified Grocers, Inc. (the “Company”) effective June 15, 2011. Mr. Ling succeeds Alfred A. Plamann, who continues in his role as Chief Executive Officer of the Company.

Mr. Ling, 54, has served as the Executive Vice President, General Counsel and Secretary of the Company (formerly known as Unified Western Grocers, Inc.) since 1996.

As of the time of the filing of this report, the Company has not entered into any material compensatory agreement, or materially amended such an agreement, with Mr. Ling in relation to his new position.

Item 7.01    Regulation FD Disclosure.

On June 15, 2011, the Company issued a press release to announce the appointment of Robert M. Ling, Jr. as President of the Company effective June 15, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in the Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, issued by the Registrant, dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011	UNIFIED GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr.,
President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, issued by the Registrant, dated June 15, 2011.